Exhibit 11 under Form N-1A
                              Exhibit 23 under Item 601/Reg. S-K

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to out firm under the captions
`Financial Highlights'' in the FundManager Portfolios formerly FundManager Trust) Financial Adviser Class and
No-Load Class Prospectuses and `Independent Auditors'' in the FundManager Portfolios (formerly FundManager Trust) combined Financial Adviser Class and No-Load Class Statement of Additional Information in Post-Effective Amendment No. 4 to the Registration Statment (Form N-1A, No. 811-8992) dated
January 24, 1997.

We also consent to the incorpation by reference therein of our report dated November 21, 1996, with respect to the financial statments and financial highlights of the FundManager Portfolios (formerly FundManager Trust) in this
Form N-1A.


                                                       /s/ERNST & YOUNG LLP
                                                          ERNST & YOUNG LLP



Boston, Massachusetts
January 20, 1997